UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2006

Chaparral Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2006, Chaparral Energy, Inc. (“Chaparral”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Calumet Oil Company, an Oklahoma corporation (“Calumet”), JMG Oil & Gas, LP, an Oklahoma limited partnership (the “Partnership”), J.M. Graves L.L.C., an Oklahoma limited liability company and general partner of the Partnership (the “General Partner”) and the sellers party thereto (collectively, the “Sellers”). Pursuant to the Purchase Agreement, Chaparral agreed to acquire from the Sellers all of the outstanding capital stock of Calumet, all of the limited partnership interests in the Partnership and all of the membership interests in the General Partner for an aggregate purchase price of $510 million. Potential adjustments to the purchase price include an upward adjustment in the event that certain tax elections are made, up to a maximum adjustment of $17 million.

The purchase price to be paid to the Sellers will be paid in cash and will be financed through an increase in Chaparral’s existing senior revolving credit facility up to $750 million as well as from the proceeds of approximately $102 million to be received by Chaparral in connection with the anticipated closing of the transactions pursuant to the Common Stock Purchase Agreement entered into with Chesapeake Energy Corporation on September 1, 2006.

The Purchase Agreement contains customary representations, warranties and covenants of Chaparral, the Sellers, Calumet, the Partnership and the General Partner. Chaparral expects to close the transaction on or after October 31, 2006, subject to customary closing conditions as well as satisfactory completion of due diligence by Chaparral and the lenders under the senior revolving credit facility.

Item 7.01 Regulation FD Disclosure.

On September 19, 2006, Chaparral Energy, Inc. issued a press release related to the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Chaparral Energy, Inc. press release dated September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaparral Energy, Inc.

Date: September 19, 2006	By:	/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Chaparral Energy, Inc. press release dated September 19, 2006.